UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 7, 2010

GENERAL MOTORS COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 7, 2010, the Board of Directors (the “Board”) of General Motors Company (the “Company”) amended the Company’s bylaws to do the following:

•	Remove provisions that were effective only prior to an initial public offering of the Company’s securities (an “IPO”);

•	Delete a provision that permitted removal of a director only for cause following an IPO;

•	Change the name of the “Finance and Risk Management Committee” of the Board to the “Finance and Risk Committee”; and

•	Provide that the Company may issue shares in uncertificated form.

The description above of the amendments to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

ITEM 8.01	Other Events

At the same meeting, the Board adopted a Restated Certificate of Incorporation for the Company, which restated and integrated all amendments to the Amended and Restated Certificate of Incorporation filed before the date of the meeting, but did not further amend the Amended and Restated Certificate of Incorporation. The Restated Certificate of Incorporation is set forth in Exhibit 3.2 to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Bylaws of General Motors Company, dated December 7, 2010

3.2	Restated Certificate of Incorporation of General Motors Company dated December 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)

December 13, 2010	By:	/s/ Nick S. Cyprus
(Date)		Nick S. Cyprus
Vice President, Controller and
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

3.1	Bylaws of General Motors Company, dated December 7, 2010

3.2	Restated Certificate of Incorporation of General Motors Company dated December 7, 2010